UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 1, 2020

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 1, 2020, APi Group Corporation (the “Company”) announced that the Company’s Board of Directors authorized a stock repurchase program to purchase up to an aggregate of $100 million of shares of the Company’s common stock. Acquisitions pursuant to the stock repurchase program may be made from time to time through a combination of open market repurchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, privately negotiated transactions, accelerated share repurchase transactions, and/or other derivative transactions, at the Company’s discretion, as permitted by securities laws and other legal requirements. In connection with the stock repurchase program, the Company may enter into Rule 10b5-1 trading plans which would generally permit the Company to repurchase shares at times when it might otherwise be prevented from doing so under the securities laws. The program will expire on December 31, 2021 unless otherwise modified or earlier terminated by the Company’s Board of Directors at any time in its sole discretion.

The press release announcing the stock repurchase program is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release issued by APi Group Corporation on December 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

By:	/s/ Thomas Lydon
Name Thomas Lydon
Title: Chief Financial Officer

Date: December 1, 2020